Exhibit 10.11

Change in Control and Severance Policy

This Change in Control and Severance Policy (the “Policy”) is designed to provide certain protections to a select group of key employees of Peloton Therapeutics, Inc. (“Peloton” or the “Company”) or any of its subsidiaries in connection with a change in control and/or an involuntary termination of their employment under the circumstances described in this Policy. The Policy is designed to be an “employee welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and this document is both the formal plan document and the required summary plan description for the Policy.

1.

Eligible Employee: An individual is only entitled to protection under this Policy if he or she is an Eligible Employee and complies with its terms (including any terms in the Eligible Employee’s Participation Agreement (as defined below)). An “Eligible Employee” is an employee of the Company or any subsidiary of the Company who has (a) been designated by the Board or an authorized committee of the Board (in either case, the “Committee”) as eligible to participate in the Policy, whether individually or by position or category of position and (b) executed a participation agreement in the form attached hereto as Exhibit A (a “Participation Agreement”).

2.

Policy Benefits: An Eligible Employee will be entitled to receive the payments and benefits under this Policy and his or her Participation Agreement upon his or her Qualified Termination or CIC Triggering Event, as applicable, subject to the Eligible Employee’s compliance with the Release Requirement. The amount and terms of any Equity Vesting Acceleration, Salary Severance, Target Bonus Severance, and COBRA Benefit that an Eligible Employee receives upon his or her Qualified Termination or a CIC Triggering Event, will be set forth in his or her Participation Agreement. All benefits under this Policy payable upon a Qualified Termination or CIC Triggering Event, as applicable, will be subject to the Eligible Employee’s compliance with the Release Requirement and any timing modifications required to avoid adverse taxation under Section 409A. For the avoidance of doubt, if an Eligible Employee’s termination of employment occurs outside the Change in Control Period, he or she will not be entitled to receive any severance payments or benefits in this Policy or his or her Participation Agreement that require a CIC Qualified Termination or a CIC Triggering Event, as applicable. Likewise, if an Eligible Employee’s termination of employment occurs within the Change in Control Period, he or she will not be entitled to receive any severance payments or benefits in this Policy or his or her Participation Agreement that require a Non-CIC Qualified Termination.

3.

Equity Vesting Acceleration: Upon a Qualified Termination or CIC Triggering Event, an Eligible Employee will be entitled to receive the vesting acceleration benefits with respect to his or her Company equity awards that are set forth in his or her Participation Agreement (if any).

4.

Salary Severance: Upon a Qualified Termination or CIC Qualified Termination, as applicable, an Eligible Employee will be entitled to receive salary severance payment(s) in the amount set forth in his or her Participation Agreement (if any). The Eligible Employee’s salary severance payment(s) will be paid in cash at the time(s) specified in his or her Participation Agreement.

5.

Bonus Severance: Upon a Qualified Termination or CIC Qualified Termination, as applicable, an Eligible Employee will be entitled to receive a target bonus severance payment in the amount set forth in his or her Participation Agreement (if any). The Eligible Employee’s target bonus severance payment will be paid in cash at the time(s) specified in his or her Participation Agreement.

6.

COBRA Benefit: Upon a Qualified Termination or a CIC Qualified Termination, as applicable, if an Eligible Employee makes a valid election under COBRA to continue his or her health coverage, to the extent provided in the Eligible Employee’s Participation Agreement, the Company will pay or reimburse the Eligible Employee for the cost of such continuation coverage for the Eligible Employee and any eligible dependents that were covered under the Company’s health care plans immediately prior to the date of his or her Qualified Termination or CIC Qualified Termination, as applicable, until the earliest of (a) the end of the applicable period set forth in the Eligible Employee’s Participation Agreement (if any), (b) the date upon which the Eligible Employee and/or the Eligible Employee’s eligible dependents become covered under similar plans or (c) the date upon which the Eligible Employee ceases to be eligible for coverage under COBRA (the “COBRA Coverage”). Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide the COBRA Coverage without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Eligible Employee a taxable lump-sum payment in an amount equal to the applicable number of months of COBRA Coverage specified in the Eligible Employee’s Participation Agreement multiplied by the monthly COBRA premium that the Eligible Employee would be required to pay to continue his or her group health coverage in effect on the date of his or her Qualified Termination, based on the premium for the first month of COBRA Coverage (whichever of such taxable payment or the COBRA Coverage, the “COBRA Benefit”). If the Company provides for a taxable cash payment in lieu of the COBRA Coverage, then such cash payment will be made regardless of whether the Eligible Employee elects COBRA continuation coverage and such payment will be made in full on the 53rd day following the Eligible Employee’s Qualified Termination, as applicable.

7.

Non-Duplication of Payment or Benefits: If (a) an Eligible Employee’s Qualified Termination occurs prior to a Change in Control that qualifies him or her for the severance payments and benefits on a Non-CIC Qualified Termination and (b) a Change in Control occurs within the 3-month period following the Eligible Employee’s Qualified Termination that qualifies the Eligible Employee for the superior severance payments or benefits on a CIC Qualified Termination and/or CIC Triggering Event, as applicable, then (i) Eligible Employee will cease receiving any further payments or benefits in connection with his or her Non-CIC Qualified Termination and (ii) the Salary Severance, Bonus Severance, and COBRA Benefit otherwise payable to the Eligible Employee on a CIC Qualified Termination under this Policy and the Equity Vesting Acceleration upon a CIC Triggering Event, each will be offset by the corresponding payments or benefits already paid to the Eligible Employee under this Policy upon a Non-CIC Qualified Termination. The forfeiture or termination of any equity awards outstanding as of an Eligible Employee’s Qualified Termination will be tolled until the date that is 3-months following such termination in order to effectuate the foregoing provision.

8.

Death of Eligible Employee: If an Eligible Employee dies before all payments or benefits he or she is entitled to receive have been paid, such unpaid amounts will be paid to his or her designated beneficiary, if living, or otherwise to his or her personal representative in a lump-sum payment as soon as possible following his or her death.

9.

Release: Except as otherwise provided in an Eligible Employee’s Participation Agreement, an Eligible Employee’s receipt of any severance payments or benefits upon his or her Qualified Termination or CIC Triggering Event, as applicable, under this Policy is subject to the Eligible

Employee signing and not revoking a separation agreement and release of claims in substantially the form attached hereto as Exhibit B (the “Release” and such requirement, the “Release Requirement”), which must become effective and irrevocable no later than the 52 days following the Eligible Employee’s Qualified Termination or CIC Triggering Event, as applicable, (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, the Eligible Employee will forfeit any right to severance payments or benefits under this Policy. In no event will severance payments or benefits under the Policy be paid or provided until the Release actually becomes effective and irrevocable. Notwithstanding any other payment schedule set forth in this Policy or the Eligible Employee’s Participation Agreement, none of the severance payments and benefits payable upon such Eligible Employee’s Qualified Termination or CIC Triggering Event, as applicable, under this Policy will be paid or otherwise provided prior to the 53rd day following the Eligible Employee’s Qualified Termination or CIC Triggering Event, as applicable. Except as otherwise set forth in an Eligible Employee’s Participation Agreement or to the extent that payments are delayed under the paragraph below entitled “Section 409A,” on the first regular payroll date following the 53rd day following the Eligible Employee’s Qualified Termination or CIC Triggering Event, as applicable, the Company will pay or provide the Eligible Employee the severance payments and benefits that the Eligible Employee would otherwise have received under this Policy on or prior to such date, with the balance of such severance payments and benefits being paid or provided as originally scheduled.

10.

Section 409A: The Company intends that all payments and benefits provided under this Policy or otherwise are exempt from, or comply with, the requirements of Section 409A of the Code and any guidance promulgated thereunder (collectively, “Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted in accordance with this intent. No payment or benefits to be paid to an Eligible Employee, if any, under this Policy or otherwise, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Payments”), will be paid or otherwise provided until such Eligible Employee has a “separation from service” within the meaning of Section 409A. If, at the time of the Eligible Employee’s termination of employment, the Eligible Employee is a “specified employee” within the meaning of Section 409A, then the payment of the Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that the Eligible Employee will receive payment on the first payroll date that occurs on or after the date that is 6 months and 1 day following his or her termination of employment. The Company reserves the right to amend the Policy as it deems necessary or advisable, in its sole discretion and without the consent of any Eligible Employee or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under this Policy is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). In no event will the Company reimburse any Eligible Employee for any taxes that may be imposed on him or her as a result of Section 409A.

11.	Parachute Payments:

a.

Reduction of Severance Benefits. Notwithstanding anything set forth herein to the contrary, if any payment or benefit that an Eligible Employee would receive from the Company or any other party whether in connection with the provisions herein or otherwise (the “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Best Results Amount. The “Best Results Amount” will be either

(x) the full amount of such Payment or (y) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the Eligible Employee’s receipt on an after-tax basis of the greater amount, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting parachute payments is necessary so that the Payment equals the Best Results Amount, reduction will occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; and reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Eligible Employee’s equity awards.

b.

Determination of Excise Tax Liability. The Company will select a professional services firm to make all of the determinations required to be made under these paragraphs relating to parachute payments. The Company will request that firm provide detailed supporting calculations both to the Company and the Eligible Employee prior to the date on which the event that triggers the Payment occurs if administratively feasible, or subsequent to such date if events occur that result in parachute payments to the Eligible Employee at that time. For purposes of making the calculations required under these paragraphs relating to parachute payments, the firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith determinations concerning the application of the Code. The Company and the Eligible Employee will furnish to the firm such information and documents as the firm may reasonably request in order to make a determination under these paragraphs relating to parachute payments. The Company will bear all costs the firm may reasonably incur in connection with any calculations contemplated by these paragraphs relating to parachute payments. Any such determination by the firm will be binding upon the Company and the Eligible Employee, and the Company will have no liability to the Eligible Employee for the determinations of the firm.

12.

Administration: The Policy will be administered by the Committee or its delegate (in each case, the “Administrator”). The Administrator will have full discretion to administer and interpret the Policy. Any decision made or other action taken by the Administrator with respect to the Policy and any interpretation by the Administrator of any term or condition of the Policy or any related document will be conclusive and binding on all persons and be given the maximum possible deference allowed by applicable laws. The Administrator is the “plan administrator” of the Policy for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity.

13.	Attorneys’ Fees: The Company and each Eligible Employee will bear their own attorneys’ fees incurred in connection with any disputes between them.

14.

Exclusive Benefits: Except as may be set forth in an Eligible Employee’s Participation Agreement and the Release, this Policy is intended to be the only agreement between the Eligible Employee and the Company regarding any change in control or severance payments or benefits to be paid to the Eligible Employee on account of a termination of employment, whether unrelated to, concurrent with, or following, a change in control. Accordingly, by executing a Participation Agreement, an Eligible Employee hereby forfeits and waives any rights to any severance or change in control benefits set forth in any employment agreement, offer letter, and/or equity award agreement, except as set forth in this Policy and in the Eligible Employee’s Participation Agreement.

15.

Tax Withholding: All payments and benefits under this Policy will be paid less applicable withholding taxes. The Company or the subsidiary employing the Eligible Employee, as applicable, is authorized to withhold from any payments or benefits all federal, state, local and/or foreign taxes required to be withheld therefrom and any other required payroll deductions. The Company or the subsidiary employing the Eligible Employee, as applicable, will not pay, reimburse the Eligible Employee for, or be liable or responsible for any of the Eligible Employee’s taxes arising from or relating to any payments or benefits under this Policy; instead, any such taxes will be solely the responsibility of the Eligible Employee.

16.

Amendment or Termination: The Committee may amend or terminate the Policy at any time without advance notice to any Eligible Employee or other individual and without regard to the effect of the amendment or termination on any Eligible Employee or on any other individual, except that any amendment or termination of the Policy that would reduce the benefits provided hereunder or impair an Eligible Employee’s eligibility under the Policy will not be effective with respect to such Eligible Employee without such Eligible Employee’s prior written consent. Any action in amending or terminating the Policy will be taken in a non-fiduciary capacity.

17.

Claims Procedure: Any Eligible Employee who believes he or she is entitled to any payment under the Policy may submit a claim in writing to the Administrator. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also describe any additional information needed to support the claim and the Policy’s procedures for appealing the denial. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90-day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim.

18.

Appeal Procedure: If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim. Review must be requested within 60 days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing. The Administrator will provide written notice of the decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Policy on which the denial is based. The notice will also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA.

19.

Successors: Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under the Policy and agree expressly to perform the obligations under the Policy in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Policy, the term “Company” will include any successor to the Company’s business and/or assets which becomes bound by the terms of the Policy by operation of law, or otherwise.

20.

Applicable Law: The provisions of the Policy will be construed, administered, and enforced in accordance with ERISA and, except as otherwise provided in an Eligible Employee’s Participation Agreement, to the extent applicable, the internal substantive laws of the State of Texas (but not its conflict of laws provisions).

21.

Definitions: Unless otherwise defined in an Eligible Employee’s Participation Agreement, the following terms will have the following meanings for purposes of this Policy and the Eligible Employee’s Participation Agreement:

a.

“Base Salary” means the Eligible Employee’s annual base salary as in effect immediately prior to his or her Qualified Termination or, in the case of a CIC Qualified Termination or CIC Triggering Event, and if such amount is greater, at the level in effect immediately prior to the Change in Control.

b.	“Board” means the Board of Directors of the Company.

c.

“Cause” means the occurrence of any of the following: (i) the Eligible Employee’s material and willful violation of a U.S. federal or state law or regulation or a law or regulation of any other jurisdiction applicable to the Company’s business which violation was or is reasonably likely to be materially injurious to the Company or any of its subsidiaries; (ii) the Eligible Employee’s material breach of the terms of any confidentiality agreement or invention assignment agreement between the Eligible Employee and the Company or any of its subsidiaries, including the Eligible Employee’s obligation not to improperly disclose trade secrets and other proprietary information of the Company (or any of its subsidiaries) and the restrictive covenants set forth therein, as determined in good faith by the Committee; (iii) the Eligible Employee’s conviction for, or entry of a plea of nolo contendere to, a (A) felony or (B) crime involving any act of moral turpitude, personal dishonesty, fraud against, or the misappropriation of property belonging to, the Company or any of its subsidiaries that is material to the business of the Company or any of its subsidiaries; and (iv) the Eligible Employee’s gross negligence or willful misconduct in the performance of his or her duties to the Company.

d.	“Change in Control” has the meaning set forth in the Plan.

e.	“Change in Control Period” means the period beginning 3 months prior to a Change in Control and ending 12 months following the Change in Control.

f.

“CIC Qualified Termination” means, except as otherwise provided in a Participation Agreement, a termination of the Eligible Employee’s employment during the Change in Control Period either (i) by the Company (or any of its subsidiaries) for any reason, including death or Disability, but other than for Cause or (ii) by the Eligible Employee for Good Reason.

g.

“CIC Triggering Event” means, except as otherwise provided in a Participation Agreement, the earlier of: (i) the date that is 6 months following the closing of a Change in Control, provided the Eligible Employee remains a Service Provider through such date and (ii) a termination of the Eligible Employee’s employment during the Change in Control Period either (a) by the Company (or any of its subsidiaries) for any reason, including death or Disability, but other than for Cause or (b) by the Eligible Employee for Good Reason.

h.	“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

i.	“Code” means the Internal Revenue Code of 1986, as amended.

j.

“Disability” means the total and permanent disability as defined in Section 22(e)(3) of the Code unless the Company maintains a long-term disability plan at the time of the Eligible Employee’s Qualified Termination, in which case, the determination of disability under such plan also will be considered “Disability” for purposes of this Policy.

k.

“Good Reason” means the Eligible Employee’s termination of employment with the Company (or any of its subsidiaries) in accordance with the next sentence after the occurrence of one or more of the following events without the Eligible Employee’s prior written consent: (i) a material diminution of the Eligible Employee’s duties or responsibilities; provided, however, that a reduction in authority, duties, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity, whether as a subsidiary, business unit, or otherwise (as, for example, when the chief executive officer of the Company remains as such following an acquisition where the Company becomes a wholly owned subsidiary of the acquirer, but is not made the chief executive officer of the acquiring corporation), will not constitute “Good Reason”; (ii) a material change in the geographic location at which the Eligible Employee must perform services for the Company (which, for this purpose means relocation of the offices of the Company at which the Eligible Employee is principally employed to a location more than 50 miles from the location of such offices immediately prior to the relocation); (iii) a material reduction in the Eligible Employee’s annual salary and/or target annual bonus opportunity as in effect immediately prior to such reduction; (iv) any material breach by the Company (or any of its subsidiaries) of the Eligible Employee’s employment letter with the Company (or any of its subsidiaries) or any other agreement governing Eligible Employee’s employment with the Company (or any of its subsidiaries); or (v) the failure by the Company to obtain the assumption of its obligations under the Policy by a successor to the Company. In order for the Eligible Employee’s termination of employment to be for Good Reason, the Eligible Employee must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), such grounds must not have been cured during the Cure Period, and the Eligible Employee must terminate employment within 60 days following the Cure Period.

l.

“Non-CIC Qualified Termination” means a termination of the Eligible Employee’s employment outside of the Change in Control Period either (i) by the Company (or any of its subsidiaries) other than for Cause, death, or Disability or (ii) by the Eligible Employee for Good Reason.

m.	“Plan” means the Company’s 2019 Equity Incentive Plan, as may hereinafter be amended and restated.

n.	“Qualified Termination” means, except as otherwise provided in a Participation Agreement, either (i) a Non-CIC Qualified Termination or (ii) CIC Qualified Termination.

o.	“Service Provider” has the meaning ascribed to it under the Plan.

22.	Additional Information:

Plan Name:	Peloton Therapeutics, Inc. Change in Control and Severance Policy

Plan Sponsor:	Peloton Therapeutics, Inc.
2330 Inwood Road, Suite 226
Dallas, Texas 75235

Identification Numbers:	EIN: 27-3349428
Plan No: 501

Plan Year:	Company’s Fiscal Year

Plan Administrator:	Peloton Therapeutics, Inc.
Attention: Chief Executive Officer
2330 Inwood Road, Suite 226
Dallas, Texas 75235

Agent for Service of Legal Process:	Peloton Therapeutics, Inc.
Attention: Chief Executive Officer
2330 Inwood Road, Suite 226
Dallas, Texas 75235

Type of Plan:	Severance Plan/Employee Welfare Benefit Plan

Plan Costs:	The cost of the Policy is paid by the Company.

23.	Statement of ERISA Rights:

Eligible Employees have certain rights and protections under ERISA:

They may examine (without charge) all Policy documents, including any amendments and copies of all documents filed with the U.S. Department of Labor, such as the Policy’s annual report (Internal Revenue Service Form 5500). These documents are available for review in the Company’s Human Resources Department.

They may obtain copies of all Policy documents and other Policy information upon written request to the Plan Administrator. A reasonable charge may be made for such copies.

In addition to creating rights for Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the Policy. The people who operate the Policy (called “fiduciaries”) have a duty to do so prudently and in the interests of Eligible Employees. No one, including the Company or any other person, may fire or otherwise discriminate against an Eligible Employee in any way to prevent them from obtaining a benefit under the Policy or exercising rights under ERISA. If an Eligible Employee’s claim for a severance benefit is denied, in whole or in part, they must receive a written explanation of the reason for the denial. An Eligible Employee has the right to have the denial of their claim reviewed. (The claim review procedure is explained above.)

Under ERISA, there are steps Eligible Employees can take to enforce the above rights. For instance, if an Eligible Employee requests materials and does not receive them within 30 days, they may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and to pay the Eligible Employee up to $147 a day until they receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If an Eligible Employee has a claim which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that an Eligible Employee is discriminated against for asserting their rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court.

In any case, the court will decide who will pay court costs and legal fees. If the Eligible Employee is successful, the court may order the person sued to pay these costs and fees. If the Eligible Employee loses, the court may order the Eligible Employee to pay these costs and fees, for example, if it finds that the claim is frivolous.

If an Eligible Employee has any questions regarding the Policy, please contact the Plan Administrator. If an Eligible Employee has any questions about this statement or about their rights under ERISA, they may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in the telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. An Eligible Employee may also obtain certain publications about their rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Senior Executive (non-CEO)

EXHIBIT A

Change in Control and Severance Policy

Participation Agreement

This Participation Agreement (“Agreement”) is made and entered into by and between [            ] and Peloton Therapeutics, Inc. (the “Company”). Unless otherwise defined herein, the terms defined in the Change in Control and Severance Policy (the “Policy”) will have the same defined meanings in this Agreement.

You have been designated as eligible to participate in the Policy, a copy of which is attached hereto.

Accrued Benefits. Upon a Qualified Termination or a termination for Cause, with or without Good Reason or due to death or Disability, you will be entitled to receive (a) your accrued but unpaid base salary through the date your employment with the Company terminates, (b) any amounts owing to you for reimbursement of expenses properly incurred by you prior to the date your employment is terminated, (c) accrued personal time off, (d) any other vested accrued benefits to which you are entitled under the plans, programs and arrangements of the Company.

Non-CIC Qualified Termination

Upon a Non-CIC Qualified Termination, subject to the terms and conditions of the Policy, you will be entitled to receive the following severance payments and benefits:

•

Salary Severance: You will be paid your Base Salary for 12 months following your Qualified Termination, in accordance with the Company’s regular payroll procedures. Such amount shall commence on the 53rd day following your Non-CIC Qualified Termination with the first payment to include any Base Salary that otherwise would have been paid to you during the 53-day period.

•	COBRA Coverage: Payment or reimbursement of the COBRA Coverage for up to 12 months following your Non-CIC Qualified Termination.

•

Equity Vesting Acceleration: The number of unvested shares subject to your then outstanding Company equity awards that would have become vested and exercisable had you continued to be employed by the Company for an additional twelve (12) months following the date of your Non-CIC Qualified Termination will immediately become fully vested and exercisable, as applicable.

CIC Qualified Termination

Upon a CIC Qualified Termination, subject to the terms and conditions of the Policy, you will be entitled to receive the following severance payments and benefits:

•	Salary Severance: 12 months of your Base Salary, payable in a lump sum on the 53rd day following your CIC Qualified Termination.

•

Target Bonus Severance: An amount equal to 100% of your target annual bonus opportunity for the year in which your CIC Qualified Termination occurs, payable in a lump sum on the 53rd day following your CIC Qualified Termination.

•	COBRA Coverage: Payment or reimbursement of the COBRA Coverage for up to 12 months following your CIC Qualified Termination.

CIC Triggering Event

Upon a CIC Triggering Event, subject to the terms and conditions of the Policy, you will be entitled to receive the following severance payments and benefits:

•

Equity Vesting Acceleration: 100% of the then-unvested shares subject to each of your then-outstanding Company equity awards will immediately vest and, in the case of options and stock appreciation rights, will become exercisable (for avoidance of doubt, no more than 100% of the shares subject to the outstanding portion of an equity award may vest and become exercisable under this provision). In the case of equity awards with performance-based vesting, unless otherwise determined by the Company and set forth in your equity award agreement, all performance goals and other vesting criteria will be deemed achieved at 100% of target levels or, if greater, actual performance under the applicable award agreement.

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any severance and/or change in control provisions of any offer letter, employment agreement, or equity award agreement entered into between you and the Company and/or any of its subsidiaries.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[For CA employees: The provisions of this Agreement and the Policy will be construed, administered, and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the State of California (but not its conflict of laws provisions).]

By signing below, each of the parties signifies his, her, or its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer, effective as of the last date set forth below.

PELOTON THERAPEUTICS, INC.	ELIGIBLE EMPLOYEE

By:	Signature:

Date:	Date:

[Signature Page of the Participation Agreement]

VPs

EXHIBIT A

Change in Control and Severance Policy

Participation Agreement

This Participation Agreement (“Agreement”) is made and entered into by and between [            ] and Peloton Therapeutics, Inc. (the “Company”). Unless otherwise defined herein, the terms defined in the Change in Control and Severance Policy (the “Policy”) will have the same defined meanings in this Agreement.

You have been designated as eligible to participate in the Policy, a copy of which is attached hereto.

Accrued Benefits. Upon a Qualified Termination or a termination for Cause, with or without Good Reason or due to death or Disability, you will be entitled to receive (a) your accrued but unpaid base salary through the date your employment with the Company terminates, (b) any amounts owing to you for reimbursement of expenses properly incurred by you prior to the date your employment is terminated, (c) accrued personal time off, (d) any other vested accrued benefits to which you are entitled under the plans, programs and arrangements of the Company.

CIC Qualified Termination

Upon a CIC Qualified Termination, subject to the terms and conditions of the Policy, you will be entitled to receive the following severance payments and benefits:

•	Salary Severance: 9 months of your Base Salary, payable in a lump sum on the 53rd day following your CIC Qualified Termination.

•

Target Bonus Severance: An amount equal to 75% of your target annual bonus opportunity for the year in which your CIC Qualified Termination occurs, payable in a lump sum on the 53rd day following your CIC Qualified Termination.

•	COBRA Coverage: Payment or reimbursement of the COBRA Coverage for up to 9 months following your CIC Qualified Termination.

CIC Triggering Event

Upon a CIC Triggering Event, subject to the terms and conditions of the Policy, you will be entitled to receive the following severance payments and benefits:

•

Equity Vesting Acceleration: 100% of the then-unvested shares subject to each of your then-outstanding Company equity awards will immediately vest and, in the case of options and stock appreciation rights, will become exercisable (for avoidance of doubt, no more than 100% of the shares subject to the outstanding portion of an equity award may vest and become exercisable under this provision). In the case of equity awards with performance-based vesting, unless otherwise determined by the Company and set forth in your equity award agreement, all performance goals and other vesting criteria will be deemed achieved at 100% of target levels or, if greater, actual performance under the applicable award agreement.

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any severance and/or change in control provisions of any offer letter, employment agreement, or equity award agreement entered into between you and the Company and/or any of its subsidiaries.

[For CA employees: The provisions of this Agreement and the Policy will be construed, administered, and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the State of California (but not its conflict of laws provisions).]

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By signing below, each of the parties signifies his, her, or its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer, effective as of the last date set forth below.

PELOTON THERAPEUTICS, INC.	ELIGIBLE EMPLOYEE

By:	Signature:

Date:	Date:

[Signature Page of the Participation Agreement]

EXHIBIT B

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between [            ] (“Employee”) and Peloton Therapeutics, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company as its [            ];

WHEREAS, Employee signed an employment agreement letter with the Company on [Click And Type Date] (the “Employment Letter”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on [Click And Type Date] (the “Confidentiality Agreement”);

WHEREAS, Employee signed a participation agreement on [Click And Type Date] (the “Participation Agreement”) under the Company’s Change in Control and Severance Policy (the “Severance Policy”) to receive certain severance payments and benefits;

WHEREAS, Employee previously was granted equity awards to acquire the Company’s common stock (each, a “Company Equity Award”) pursuant to a Company equity incentive plan and the applicable form of award agreement thereunder (collectively, the “Stock Agreements”).

WHEREAS, Employee separated from employment with the Company effective [Click And Type Date] (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

AGREEMENT

1.    Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions[, and provided that Employee does not revoke the Agreement under paragraph 6 below], the Company agrees as follows:

[Applicable consideration to be added from Severance Policy and Participation Agreement].

Employee acknowledges that without this Agreement, he or she is otherwise not entitled to the consideration listed in this paragraph 1.

2.    Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock subject to the Company Equity Awards to which Employee has vested, Employee will be considered to have vested only up to the Separation Date, and, subject to any vesting acceleration described in Section 1 above, any shares of the Company’s common stock subject to the Company Equity Awards that are unvested as of the Separation Date immediately will be forfeited to the Company at no cost to the Company. With respect to the vested portion of any Company Equity Award that is a stock option that remains outstanding as of the Separation Date, Employee may exercise such vested portion subject to the terms and conditions of the Stock Agreements.

3.    Benefits. Employee’s health insurance benefits shall cease on [            ], subject to Employee’s right to continue his or her health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options or other equity awards, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date except as otherwise provided herein.

4.    Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided Employee with all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, travel allowances, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options or other equity awards, vesting, and any and all other benefits and compensation due to Employee.

5.    Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, professional employer organizations [and co-employers (specifically including TriNet Group, Inc.)] [NTD: bracketed language should be deleted if Company is no longer associated with TriNet.], parents, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his or her own behalf and on behalf of his or her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Immigration Reform and Control Act; the National Labor Relations Act; [the Texas Payday Act; the Texas Workers’ Compensation Act; and Chapter 21 of the Texas Labor Code (also known as the Texas Commission on Human Rights Act)]; [NTD: For a California employee, this bracketed text should be replaced with the following: “the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act”; provided, however, that the reference to the California Fair Employment and Housing Act should be deleted if the consideration for the release consists, in whole or in part, of a bonus, raise, or continued employment or is a condition of employment since it is not a negotiated settlement agreement to resolve an underlying FEHA claim that has been filed by an employee in court, before an administrative agency, alternative dispute resolution forum, or through an employer’s internal complaint process.]

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Paragraph 17, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits. [NTD: For a California employee, this note would apply: If consideration for the release consists, in whole or in part, of a bonus, raise, or is a condition of employment or continued employment, and because this release is not a negotiated settlement agreement to resolve an underlying FEHA claim that has been filed by an employee in court, before an administrative agency, alternative dispute resolution forum, or through an employer’s internal complaint process, then California Fair Employment and Housing Act claims cannot be released, and the following language should be added: “Nothing herein releases any rights or claims Employee may have under the California Fair Employment and Housing Act.”]

6.    Acknowledgment of Waiver of Claims under ADEA. [NTD: This entire paragraph should be deleted if the Employee is under age 40.] Employee acknowledges that he or she is waiving and releasing any rights he or she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date the Employee signs Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he or she has been advised by this writing that: (a) he or she should consult with an attorney prior to executing this Agreement; (b) he or she has twenty-one (21) days within which to consider this Agreement; (c) he or she has seven (7) days following his or her execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he or she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the Company that is received prior to the Effective Date. The Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above.

7.    Unknown Claims. Employee acknowledges that he or she has been advised to consult with legal counsel and that he or she is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by Employee, must have materially affected his or her settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights he or she may have to that effect, as well as under any other statute or common law principles of similar effect.

[NTD: For a California employee, this entire paragraph should be deleted and replaced with the following: California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.]

8.    No Pending or Future Lawsuits. Employee represents that he or she has no lawsuits, claims, or actions pending in his or her name, or on behalf of any other person or entity, against the Company or any of the other Releasees.

9.    Confidentiality. Subject to paragraph 28 governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his or her immediate family members, the Court or arbitrator in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that he or she will not publicize, directly or indirectly, any Separation Information.

Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence and a material term of this Agreement. The Parties agree that if the Company proves that Employee breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach[, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA] [NTD: The bracketed language should be deleted if the Employee is under age 40.]. Any such individual breach or disclosure shall not excuse Employee from his or her obligations hereunder, nor permit Employee to make additional disclosures. Employee warrants that he or she has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

10.    Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement (except for Articles [12 and 14,] which are expressly superseded by Articles [16 and 28,] respectively, of this Agreement), specifically including the provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information[, and any restrictive covenants contained therein] [NTD: The bracketed language should be deleted for a California employee.]. Employee’s signature below constitutes his or her certification that he or she has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his or her employment with the Company, or otherwise belonging to the Company, with the exception of any personnel and payroll documents pertaining to Employee.

11.    No Cooperation. Subject to paragraph 28 governing Protected Activity, Employee agrees that he or she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature[,or as related directly to the ADEA waiver in this Agreement] [NTD: The bracketed language should be deleted if the Employee is under age 40.]. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or upon written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he or she cannot provide counsel or assistance.

12.    Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. Company agrees to refrain from any disparagement, defamation, libel, or slander of any of Employee, and agrees to refrain from any tortious interference with the contracts and relationships of Employee. Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company.

13.    Breach. Employee acknowledges and agrees that any material breach of this Agreement[, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA,] [NTD: The bracketed language should be deleted if the Employee is under age 40.] or of any provision of the Confidentiality Agreement (as modified and/or superseded herein), shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages[, except as provided by law]. [NTD: The bracketed language should be deleted if the Employee is under age 40.]

14.    No Admission of Liability. Employee understands and acknowledges that [with respect to all claims released herein,] [NTD: The bracketed language should be added if the Employee is in California] this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee [unless such claims were explicitly not released by the release in this Agreement] [NTD: The bracketed language should be added if the Employee is in California]. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

16.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN DALLAS, TEXAS BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

[NTD: If the Employee is in California, this entire paragraph should be deleted and replaced with the following: EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN [INSERT COUNTY IN CALIFORNIA WHERE THE EMPLOYEE WORKS] COUNTY, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE

THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.]

17.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his or her behalf under the terms of this Agreement. Employee agrees and understands that he or she is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or the Company’s failure to withhold, or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

18.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he or she has the capacity to act on his or her own behalf and on behalf of all who might claim through him or her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.    No Representations. Employee represents that he or she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20.    No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

21.    Third Party Beneficiary. Both Parties acknowledge and agree that TriNet Group, Inc. will be a third-party beneficiary to this Agreement. [NTD: This Section should be deleted if Company is no longer associated with TriNet.]

22.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of [the Severance Policy, the Participation Agreement, the Confidentiality Agreement (except as modified herein), the Stock Agreements, and any indemnification agreement between Employee and the Company that is in effect immediately prior to your Actual Termination Date, or any indemnification rights pursuant to the Company Bylaws or under applicable law.]

24.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

25.    Governing Law. This Agreement shall be governed by the laws of the State of [Texas], without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of [Texas]. [NTD: If the Employee is in California, the bracketed references to “Texas” in this paragraph should be deleted and replaced with “California” and the following should be added to the end of the first sentence of the paragraph: “, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA.”]

26.    Effective Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signs this Agreement, so long as it has been signed by both Parties and has not been revoked by either Party before that date (the “Effective Date”). Employee understands that this Agreement shall be null and void if not executed by Employee within the twenty-one (21) day period under paragraph 6 above. [NTD: If Employee is under age 40, replace this entire paragraph with the following: Employee understands that this Agreement shall be null and void if not executed by Employee within seven (7) days. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).]

27.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28.    Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity, including filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is modified and/or superseded by this Agreement. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

29.    Voluntary Execution of Agreement. Employee understands and agrees that he or she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his or her claims against the Company and any of the other Releasees. Employee acknowledges that:

a.    Employee has read this Agreement;

b.    Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his or her own choice or has elected not to retain legal counsel;

c.    Employee understands the terms and consequences of this Agreement and of the releases it contains; and

d.    Employee is fully aware of the legal and binding effect of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

[ ], an individual

Dated:
[ ]

Peloton Therapeutics, Inc.

Dated:	By
[ ]